Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Medtronic reports strong second quarter
fiscal 2026 financial results, enterprise growth drivers accelerate momentum

Cardiac Ablation Solutions growth of 71% on strength of pulsed field ablation (PFA) portfolio; Raising FY26 revenue and EPS guidance

GALWAY, Ireland – November 18, 2025 – Medtronic plc (NYSE: MDT), a global leader in healthcare technology, today announced financial results for its second quarter (Q2) of fiscal year 2026 (FY26), which ended October 24, 2025.

Q2 Key Highlights
•Revenue of $9.0 billion, increased 6.6% as reported and 5.5% organic, 75 basis points above guidance midpoint
•GAAP diluted EPS of $1.07 increased 8%; non-GAAP diluted EPS of $1.36 increased 8%, above guidance
•Raising FY26 guidance: 5.5% organic revenue growth, $5.62-$5.66 adjusted EPS
•Strongest Cardiovascular revenue growth in over a decade, excluding pandemic

•Cardiac Ablation Solutions revenue increased 71%, including 128% in the U.S., on strength of pulsed field ablation (PFA) portfolio
•Received broad, favorable National Coverage Determination (NCD) from U.S. Centers for Medicare & Medicaid Services (CMS) and several favorable commercial payer coverage policies for the Symplicity™ procedure for the treatment of uncontrolled hypertension, or high blood pressure, with U.S. addressable market of 18 million people
•Secured U.S. FDA approval for the Altaviva™ device, a simple option for treating urge urinary incontinence, which affects over 16 million people in the U.S.
•Hugo™ robotic-assisted surgery system Enable Hernia Repair study met safety and effectiveness endpoints; initiated Embrace Gynecology US pivotal study
•U.S. FDA cleared the MiniMed™ 780G system to enable integration with the Instinct sensor and approved use of the MiniMed™ 780G system in Type 2 diabetes

“We delivered a strong second quarter, with both revenue and EPS beating expectations. Overall, procedure volumes and our end markets are robust, and we’re executing well across the business,” said Geoff Martha, Medtronic chairman and chief executive officer. “Looking ahead, we are positioned for even greater acceleration of revenue growth in the back half of the year and beyond, driven by several enterprise growth drivers, including our PFA franchise for Afib, Symplicity™ procedure for hypertension, Hugo™ robotic-assisted surgery system, and Altaviva™ therapy for urge urinary incontinence.”

Financial Results
Medtronic reported Q2 worldwide revenue of $8.961 billion, an increase of 6.6% as reported and 5.5% on an organic basis. The organic revenue growth comparison excludes:
•Other revenue of $35 million in the current year and $37 million in the prior year;
•Revenue from the Dutch Obesity Clinic (NOK) divestiture of $5 million in the current year and $16 million in the prior year; and

•Foreign exchange benefit of $111 million on the remaining segments.

Q2 revenue by segment included:
•Cardiovascular Portfolio revenue of $3.436 billion, an increase of 10.8% as reported and 9.3% organic, with a mid-teens increase in Cardiac Rhythm & Heart Failure, high-single digit increase in Structural Heart & Aortic, and low-single digit increase in Coronary & Peripheral Vascular, all on an organic basis;
•Neuroscience Portfolio revenue of $2.562 billion, an increase of 4.5% reported and 3.9% organic, with a high-single digit increase in Neuromodulation, a mid-single digit increase in Cranial & Spinal Technologies, and flat result in Specialty Therapies, all on an organic basis;
•Medical Surgical Portfolio revenue of $2.171 billion, an increase of 2.1% as reported and 1.3% organic, with low-single digit organic increases in both Surgical & Endoscopy and Acute Care & Monitoring; and
•Diabetes business revenue of $757 million, an increase of 10.3% as reported and 7.1% organic.

Q2 GAAP operating profit and operating margin were $1.686 billion and 18.8%, respectively, an increase of 6% and a decrease of 20 basis points, respectively. As detailed in the financial schedules included at the end of the release, Q2 non-GAAP operating profit and operating margin were $2.162 billion and 24.1%, respectively, an increase of 6% and a decrease of 20 basis points, respectively.

Q2 GAAP net income and diluted earnings per share (EPS) were $1.374 billion and $1.07, respectively, both increases of 8%. As detailed in the financial schedules included at the end of this release, Q2 non-GAAP net income and non-GAAP diluted EPS were $1.746 billion and $1.36, respectively, both increases of 8%.

Guidance
The company today raised its FY26 revenue growth and EPS guidance.

The company raised its FY26 organic revenue growth guidance to approximately 5.5%, an increase from the prior guidance of approximately 5.0%.

The company raised its FY26 diluted non-GAAP EPS guidance to the new range of $5.62 to $5.66 versus the prior $5.60 to $5.66. This includes a potential impact from tariffs of approximately $185 million, unchanged from the prior guidance. Excluding the potential impact from tariffs, this guidance represents FY26 diluted non-GAAP EPS growth of approximately 4.5%.

“In the second quarter, we drove underlying efficiency gains in our gross margin, significantly increased R&D to fuel our future growth, as well as strategically increased investment in sales and marketing for our growth programs in light of the outsized demand and building momentum for key programs,” said Thierry Piéton, Medtronic chief financial officer. “Given our outperformance in the first half of the year and confidence we have in our revenue growth acceleration, we are raising today our full year revenue and EPS guidance.”

Video Webcast Information
Medtronic will host a video webcast today, November 18, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its business for the public, investors, analysts, and news media. This webcast can be accessed by clicking on the Quarterly Earnings icon at investorrelations.medtronic.com, and this earnings release will be archived at news.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Past Events and Presentations link under the News & Events drop-down at investorrelations.medtronic.com.

Financial Schedules
The second quarter financial schedules and non-GAAP reconciliations can be viewed by clicking on the Quarterly Earnings link at investorrelations.medtronic.com.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Galway, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across more than 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE: MDT), visit www.Medtronic.com and follow on LinkedIn.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, geopolitical conflicts, changing global trade policies, material acquisition and divestiture transactions, general economic conditions, and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly or annual figures increasing, decreasing or remaining flat are in comparison to fiscal year 2025, and references to sequential changes are in comparison to the prior fiscal quarter. Unless stated otherwise, quarterly and annual rates and ranges are given on an organic basis.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions, divestitures, or other significant discrete items. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

Contacts:
Erika Winkels
Public Relations
+1-763-526-8478

Ryan Weispfenning
Investor Relations
+1-763-505-4626

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	SECOND QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY26	FY25	Growth	Currency Impact(4)	FY26(5)	FY25(5)	Growth	FY26	FY25	Growth	Currency Impact(4)	FY26(6)	FY25(6)	Growth
Cardiovascular	$3,436	$3,102	10.8%	$46	$3,390	$3,102	9.3%	$6,721	$6,108	10.0%	$114	$6,607	$6,108	8.2%
Cardiac Rhythm & Heart Failure	1,825	1,578	15.7	22	1,804	1,578	14.3	3,538	3,114	13.6	58	3,479	3,114	11.7
Structural Heart & Aortic	956	881	8.5	17	939	881	6.6	1,885	1,736	8.6	39	1,847	1,736	6.4
Coronary & Peripheral Vascular	655	643	1.9	7	648	643	0.8	1,298	1,259	3.1	17	1,281	1,259	1.8
Neuroscience	2,562	2,451	4.5	15	2,546	2,451	3.9	4,978	4,768	4.4	43	4,935	4,768	3.5
Cranial & Spinal Technologies	1,299	1,234	5.2	6	1,293	1,234	4.7	2,509	2,382	5.4	18	2,492	2,382	4.6
Specialty Therapies	744	737	0.9	5	739	737	0.3	1,446	1,450	(0.3)	13	1,432	1,450	(1.2)
Neuromodulation	520	480	8.3	5	515	480	7.3	1,023	937	9.2	12	1,011	937	7.9
Medical Surgical	2,171	2,128	2.1	27	2,139	2,111	1.3	4,255	4,123	3.2	67	4,183	4,107	1.8
Surgical & Endoscopy	1,679	1,649	1.8	23	1,651	1,633	1.1	3,291	3,193	3.0	55	3,231	3,177	1.7
Acute Care & Monitoring	493	478	3.0	4	488	478	2.0	964	930	3.6	12	952	930	2.3
Diabetes	757	686	10.3	22	735	686	7.1	1,478	1,333	10.9	45	1,433	1,333	7.5
Total Reportable Segments	8,926	8,366	6.7	111	8,811	8,350	5.5	17,432	16,333	6.7	270	17,158	16,317	5.2
Other(2)	35	37	(5.8)	—	—	—	—	107	(15)	NM(3)	3	—	—	—
TOTAL	$8,961	$8,403	6.6%	$111	$8,811	$8,350	5.5%	$17,539	$16,318	7.5%	$273	$17,158	$16,317	5.2%

(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)Includes the historical operations and ongoing transition agreements from businesses the Company has exited or divested, and for the year-to-date figures, adjustments to the Company's Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court and the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.
(3)Not meaningful (NM).
(4)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(5)The three months ended October 24, 2025 excludes $151 million of revenue adjustments, including $35 million of inorganic revenue for the transition activity noted in (2), $5 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division, and $111 million of favorable currency impact on the remaining segments. The three months ended October 25, 2024 excludes $53 million of revenue adjustments, including $37 million of inorganic revenue related to the transition activity noted in (2) and $16 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division.
(6)The six months ended October 24, 2025 excludes $382 million of revenue adjustments, including $39 million reduction in the Italian payback accruals due to changes in estimates further described in note (2), $68 million of inorganic revenue for the transition activity noted in (2), $5 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division, and $270 million of favorable currency impact on the remaining segments. The six months ended October 25, 2024 excludes $1 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (2), $75 million of inorganic revenue related to the transition activity noted in (2), and $16 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division.

MEDTRONIC PLC
U.S. REVENUE(1)(2)
(Unaudited)

	SECOND QUARTER						YEAR-TO-DATE
	REPORTED			ORGANIC			REPORTED			ORGANIC
(in millions)	FY26	FY25	Growth	FY26	FY25	Growth	FY26	FY25	Growth	FY26	FY25	Growth
Cardiovascular	$1,592	$1,434	11.0%	$1,592	$1,434	11.0%	$3,071	$2,836	8.3%	$3,071	$2,836	8.3%
Cardiac Rhythm & Heart Failure	920	768	19.9	920	768	19.9	1,754	1,534	14.4	1,754	1,534	14.4
Structural Heart & Aortic	390	388	0.4	390	388	0.4	761	757	0.6	761	757	0.6
Coronary & Peripheral Vascular	282	278	1.4	282	278	1.4	556	546	1.7	556	546	1.7
Neuroscience	1,730	1,677	3.1	1,730	1,677	3.1	3,354	3,242	3.4	3,354	3,242	3.4
Cranial & Spinal Technologies	966	926	4.4	966	926	4.4	1,857	1,781	4.2	1,857	1,781	4.2
Specialty Therapies	409	418	(2.2)	409	418	(2.2)	801	816	(1.8)	801	816	(1.8)
Neuromodulation	355	333	6.4	355	333	6.4	695	645	7.9	695	645	7.9
Medical Surgical	943	944	(0.1)	943	944	(0.1)	1,827	1,825	0.1	1,827	1,825	0.1
Surgical & Endoscopy	665	675	(1.5)	665	675	(1.5)	1,286	1,304	(1.4)	1,286	1,304	(1.4)
Acute Care & Monitoring	278	269	3.4	278	269	3.4	541	521	3.9	541	521	3.9
Diabetes	230	232	(0.8)	230	232	(0.8)	447	447	—	447	447	—
Total Reportable Segments	4,494	4,286	4.8	4,494	4,286	4.8	8,699	8,350	4.2	8,699	8,350	4.2
Other(3)	22	18	21.9	—	—	—	42	37	14.1	—	—	—
TOTAL	$4,516	$4,304	4.9%	$4,494	$4,286	4.8%	$8,741	$8,387	4.2%	$8,699	$8,350	4.2%

(1)U.S. includes the United States and U.S. territories.
(2)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(3)Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested.

MEDTRONIC PLC
INTERNATIONAL REVENUE(1)
(Unaudited)

	SECOND QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY26	FY25	Growth	Currency Impact(4)	FY26(5)	FY25(5)	Growth	FY26	FY25	Growth	Currency Impact(4)	FY26(6)	FY25(6)	Growth
Cardiovascular	$1,844	$1,668	10.6%	$46	$1,799	$1,668	7.8%	$3,650	$3,272	11.6%	$114	$3,536	$3,272	8.1%
Cardiac Rhythm & Heart Failure	905	811	11.7	22	883	811	9.0	1,784	1,580	12.9	58	1,725	1,580	9.2
Structural Heart & Aortic	566	492	14.9	17	549	492	11.5	1,124	980	14.8	39	1,085	980	10.8
Coronary & Peripheral Vascular	373	365	2.3	7	366	365	0.3	743	713	4.2	17	726	713	1.8
Neuroscience	832	774	7.5	15	817	774	5.5	1,624	1,526	6.4	43	1,582	1,526	3.6
Cranial & Spinal Technologies	332	308	7.8	6	326	308	5.9	652	600	8.7	18	635	600	5.8
Specialty Therapies	335	319	4.9	5	330	319	3.5	644	634	1.6	13	631	634	(0.4)
Neuromodulation	165	146	12.7	5	160	146	9.2	328	292	12.3	12	316	292	8.1
Medical Surgical	1,228	1,183	3.8	27	1,196	1,167	2.5	2,427	2,298	5.6	67	2,356	2,282	3.2
Surgical & Endoscopy	1,014	974	4.1	23	987	958	3.0	2,004	1,889	6.1	55	1,945	1,873	3.9
Acute Care & Monitoring	214	209	2.5	4	210	209	0.3	423	409	3.3	12	411	409	0.3
Diabetes	527	455	16.0	22	505	455	11.1	1,031	886	16.4	45	986	886	11.2
Total Reportable Segments	4,432	4,080	8.6	111	4,317	4,064	6.2	8,733	7,983	9.4	270	8,459	7,966	6.2
Other(2)	13	19	(32.4)	—	—	—	—	65	(51)	NM(3)	3	—	—	—
TOTAL	$4,445	$4,099	8.4%	$111	$4,317	$4,064	6.2%	$8,799	$7,931	10.9%	$273	$8,459	$7,966	6.2%

(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)Includes the historical operations and ongoing transition agreements from businesses the Company has exited or divested, and for the year-to-date figures, adjustments to the Company's Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court and the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.
(3)Not meaningful (NM).
(4)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(5)The three months ended October 24, 2025 excludes $128 million of revenue adjustments, including $13 million of inorganic revenue for the transition activity noted in (2), $5 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division, and $111 million of favorable currency impact on the remaining segments. The three months ended October 25, 2024 excludes $35 million of revenue adjustments, including $19 million of inorganic revenue related to the transition activity noted in (2) and $16 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division.
(6)The six months ended October 24, 2025 excludes $340 million of revenue adjustments, including $39 million reduction in the Italian payback accruals due to changes in estimates further described in note (2), $27 million of inorganic revenue for the transition activity noted in (2), $5 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division, and $270 million of favorable currency impact on the remaining segments. The six months ended October 25, 2024 excludes $35 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (2), $38 million of inorganic revenue related to the transition activity noted in (2), and $16 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Six months ended
(in millions, except per share data)	October 24, 2025	October 25, 2024	October 24, 2025	October 25, 2024
Net sales	$8,961	$8,403	$17,539	$16,318
Costs and expenses:
Cost of products sold, excluding amortization of intangible assets	3,061	2,946	6,062	5,707
Research and development expense	754	697	1,480	1,373
Selling, general, and administrative expense	2,965	2,757	5,772	5,412
Amortization of intangible assets	463	413	922	827
Restructuring charges, net	10	30	55	77
Certain litigation charges, net	—	—	27	81
Other operating expense (income), net	22	(34)	92	(33)
Operating profit	1,686	1,595	3,130	2,873
Other non-operating income, net	(92)	(173)	(125)	(330)
Interest expense, net	181	209	357	376
Income before income taxes	1,597	1,559	2,898	2,827
Income tax provision	215	281	470	500
Net income	1,381	1,278	2,428	2,327
Net income attributable to noncontrolling interests	(7)	(9)	(14)	(15)
Net income attributable to Medtronic	$1,374	$1,270	$2,414	$2,312
Basic earnings per share	$1.07	$0.99	$1.88	$1.79
Diluted earnings per share	$1.07	$0.99	$1.87	$1.79
Basic weighted average shares outstanding	1,282.0	1,282.4	1,281.8	1,288.6
Diluted weighted average shares outstanding	1,288.0	1,286.9	1,287.5	1,292.5
The data in the schedule above has been intentionally rounded to the nearest million.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended October 24, 2025
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,961	$3,061	65.8%	$1,686	18.8%	$1,597	$1,374	$1.07	13.5%
Non-GAAP Adjustments:
Amortization of intangible assets(2)	—	—	—	463	5.2	463	376	0.29	18.8
Restructuring and associated costs(3)	—	—	—	13	0.1	13	9	0.01	23.1
Acquisition and divestiture-related items(4)	—	(9)	0.1	—	—	—	(8)	(0.01)	—
(Gain)/loss on minority investments(5)	—	—	—	—	—	24	24	0.02	—
Certain tax adjustments, net(6)	—	—	—	—	—	—	(29)	(0.02)	—
Non-GAAP	$8,961	$3,052	65.9%	$2,162	24.1%	$2,097	$1,746	$1.36	16.4%
Currency impact	(111)	50	(1.0)	(93)	(0.7)			(0.06)
Currency Adjusted	$8,850	$3,102	64.9%	$2,070	23.4%			$1.30

	Three months ended October 25, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,403	$2,946	64.9%	$1,595	19.0%	$1,559	$1,270	$0.99	18.0%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	413	4.9	413	338	0.26	18.2
Restructuring and associated costs(3)	—	(11)	0.1	46	0.5	46	37	0.03	19.6
Acquisition and divestiture-related items(4)	—	(5)	0.1	(25)	(0.3)	(25)	(30)	(0.02)	(20.0)
(Gain)/loss on minority investments(5)	—	—	—	—	—	(10)	(21)	(0.02)	(100.0)
Medical device regulations(7)	—	(9)	0.1	12	0.1	12	10	0.01	16.7
Certain tax adjustments, net	—	—	—	—	—	—	16	0.01	—
Non-GAAP	$8,403	$2,921	65.2%	$2,041	24.3%	$1,995	$1,620	$1.26	18.3%
See description of non-GAAP financial measures contained in the press release dated November 18, 2025.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)The Company recognized $46 million of accelerated amortization on certain intangible assets within the Cardiovascular Portfolio.
(3)The charges primarily relate to employee termination benefits and facility related and contract termination costs.
(4)The charges primarily include business combination costs, changes in fair value of contingent consideration, exit of business-related charges, and gains related to certain business or asset sales. Exit of business-related charges primarily relate to the impending separation of the Diabetes business and costs associated with the Company's June 2021 decision to stop the distribution and sale of the Medtronic HVAD System.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(6)Primarily includes a tax benefit recognized due to a change in interest accrued on uncertain tax positions, partially offset by amortization of previously established deferred tax assets arising from intercompany intellectual property transactions.
(7)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Six months ended October 24, 2025
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$17,539	$6,062	65.4%	$3,130	17.8%	$2,898	$2,414	$1.87	16.2%
Non-GAAP Adjustments:
Amortization of intangible assets(2)	—	—	—	922	5.4	922	750	0.58	18.7
Restructuring and associated costs(3)	—	(16)	0.1	79	0.5	79	61	0.05	24.1
Acquisition and divestiture-related items(4)	—	(16)	0.1	58	0.3	58	40	0.03	31.0
Certain litigation charges, net	—	—	—	27	0.2	27	21	0.02	22.2
(Gain)/loss on minority investments(5)	—	—	—	—	—	137	130	0.10	5.1
Other(6)	(39)	—	(0.2)	(39)	(0.2)	(39)	(30)	(0.02)	20.5
Certain tax adjustments, net(7)	—	—	—	—	—	—	(13)	(0.01)	—
Non-GAAP	$17,501	$6,031	65.5%	$4,179	23.9%	$4,084	$3,372	$2.62	17.1%
Currency impact	(270)	4	(0.5)	(103)	(0.2)			(0.06)
Currency Adjusted	$17,230	$6,035	65.0%	$4,076	23.7%			$2.56

	Six months ended October 25, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$16,318	$5,707	65.0%	$2,873	17.6%	$2,827	$2,312	$1.79	17.7%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	827	4.9	827	678	0.52	18.0
Restructuring and associated costs(3)	—	(20)	0.1	108	0.6	108	87	0.07	19.4
Acquisition and divestiture-related items(4)	—	(16)	0.1	(13)	(0.1)	(13)	(19)	(0.01)	(46.2)
Certain litigation charges, net	—	—	—	81	0.5	81	68	0.05	16.0
(Gain)/loss on minority investments(5)	—	—	—	—	—	(27)	(38)	(0.03)	(37.0)
Medical device regulations(8)	—	(20)	0.1	27	0.2	27	22	0.02	18.5
Other(6)	90	—	0.4	90	0.5	90	70	0.05	22.2
Certain tax adjustments, net(7)	—	—	—	—	—	—	33	0.03	—
Non-GAAP	$16,408	$5,651	65.6%	$3,993	24.3%	$3,921	$3,213	$2.49	17.7%
See description of non-GAAP financial measures contained in the press release dated November 18, 2025.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)The Company recognized $91 million of accelerated amortization on certain intangible assets within the Cardiovascular Portfolio.
(3)The charges primarily relate to employee termination benefits and facility related and contract termination costs.
(4)The charges primarily include business combination costs, changes in fair value of contingent consideration, exit of business-related charges, and gains related to certain business or asset sales. Exit of business-related charges primarily relate to the impending separation of the Diabetes business and costs associated with the Company's June 2021 decision to stop the distribution and sale of the Medtronic HVAD System.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(6)Reflects adjustments to the Company's Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court and the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.
(7)The net benefit for the six months ended October 24, 2025 primarily includes a tax benefit recognized due to a change in interest accrued on uncertain tax positions, partially offset by amortization of previously established deferred tax assets arising from intercompany intellectual property transactions. The charges for the six months ended October 25, 2024 primarily includes amortization of previously established deferred tax assets arising from intercompany intellectual property transactions.
(8)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended October 24, 2025
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$8,961	$2,965	33.1%	$754	8.4%	$22	0.2%	$(92)
Non-GAAP Adjustments:
Restructuring and associated costs(2)	—	(3)	—	—	—	—	—	—
Acquisition and divestiture-related items(3)	—	(35)	(0.4)	—	—	43	0.5	—
(Gain)/loss on minority investments(4)	—	—	—	—	—	—	—	(24)
Non-GAAP	$8,961	$2,927	32.7%	$755	8.4%	$64	0.7%	$(116)

	Six months ended October 24, 2025
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$17,539	$5,772	32.9%	$1,480	8.4%	$92	0.5%	$(125)
Non-GAAP Adjustments:
Restructuring and associated costs(2)	—	(8)	—	—	—	—	—	—
Acquisition and divestiture-related items(3)	—	(61)	(0.3)	—	—	18	0.1	—
Other(5)	(39)	—	—	—	—	—	—	—
(Gain)/loss on minority investments(4)	—	—	—	—	—	—	—	(137)
Non-GAAP	$17,501	$5,702	32.6%	$1,480	8.5%	$108	0.6%	$(262)
See description of non-GAAP financial measures contained in the press release dated November 18, 2025.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)The charges primarily relate to employee termination benefits and facility related and contract termination costs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, exit of business-related charges, and a gain related to a certain business sale. Exit of business-related charges primarily relate to the impending separation of the Diabetes business and costs associated with the Company's June 2021 decision to stop the distribution and sale of the Medtronic HVAD System.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)Reflects adjustments to the Company's Italian payback accruals resulting from the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Six months ended
(in millions)	October 24, 2025	October 25, 2024
Net cash provided by operating activities	$2,013	$1,944
Additions to property, plant, and equipment	(972)	(924)
Free Cash Flow(2)	$1,041	$1,020
See description of non-GAAP financial measures contained in the press release dated November 18, 2025.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
(in millions)	October 24, 2025	October 25, 2024
Operating Activities:
Net income	$2,428	$2,327
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,493	1,337
Provision for credit losses	66	45
Deferred income taxes	160	57
Stock-based compensation	268	242
Other, net	167	(98)
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	74	(181)
Inventories	(672)	(278)
Accounts payable and accrued liabilities	(780)	(707)
Other operating assets and liabilities	(1,191)	(800)
Net cash provided by operating activities	2,013	1,944
Investing Activities:
Additions to property, plant, and equipment	(972)	(924)
Purchases of investments	(4,201)	(4,019)
Sales and maturities of investments	3,958	4,338
Other investing activities, net	14	1
Net cash used in investing activities	(1,201)	(604)
Financing Activities:
Change in current debt obligations, net	1,402	(67)
Issuance of long-term debt	1,747	3,209
Payments on long-term debt	(2,930)	—
Dividends to shareholders	(1,820)	(1,795)
Issuance of ordinary shares	255	232
Repurchase of ordinary shares	(495)	(2,780)
Other financing activities, net	65	(64)
Net cash used in financing activities	(1,776)	(1,265)
Effect of exchange rate changes on cash and cash equivalents	28	35
Net change in cash and cash equivalents	(936)	110
Cash and cash equivalents at beginning of period	2,218	1,284
Cash and cash equivalents at end of period	$1,282	$1,394

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,394	$1,335
Interest	542	513

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.